SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K


                       Current Report
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

               Date of Report:  March 2, 2001
    (Date of Earliest Event Reported:  January 29, 2001)

               Commission File Number 1-14365

                    ____________________

                     EL PASO CORPORATION
   (Exact Name of Registrant as Specified in its Charter)



             Delaware                        76-0568816
     (State of Other Jurisdiction         (I.R.S.  Employer
     of Incorporation or Organization)   Identification No.)

                         El Paso Building
                      1001 Louisiana Street
                      Houston, Texas  77002
             (Address of  Principal Executive Offices)
                          (Zip Code)


   Registrant's Telephone Number, Including Area Code: (713)  420-2131

Item 5.  Other Events

     On January 29, 2001, we completed our merger with The
Coastal Corporation. We accounted for the merger as a pooling of interests.

     The Securities and Exchange Commission, in its Accounting Series Release No. 135 ("ASR No. 135"), prohibits affiliates of companies involved in a business combination accounted for as a pooling of interests from selling any common stock until financial results covering at least thirty days of post-merger combined operations have been published. In accordance with ASR No. 135, the combined results of operations for the first thirty days following the merger were as follows (in millions, except per share data):

     Revenues............................ $   6,091
     Earnings before interest expense and
       taxes.............................       341
     Net income..........................       125
     Earnings per share:
          Basic..........................       .25
          Diluted........................       .24
     Merger-related costs, net of tax....        26
     Diluted earnings per share,
        excluding merger-related costs...       .29


     The above results are unaudited and have been prepared and published solely for purposes of complying with pooling of interests accounting requirements. They should not be construed to be indicative or predictive of results for any interim period or for the calendar year ended December 31, 2001.

     Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             EL PASO CORPORATION


March 02, 2001               By:  /s/ Jeffrey I. Beason
                                _____________________________
                                    Jeffrey I. Beason
                                    Senior Vice President
                                      and Controller
                                 (Chief Accounting Officer)